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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

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                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              HOST MARRIOTT, L.P.
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             (Exact Name of Registrant as Specified in Its Charter)


               Delaware                                      52-2095412
-------------------------------------------------    --------------------------
 (State of Incorporation or Organization)                 (I.R.S. Employer
                                                         Identification no.)


     10400 Fernwood Road, Bethesda, Maryland                   20817
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     (Address of Principal Executive Offices)                (Zip Code)


     If this form relates to the            If this form relates to the
     registration of a class of securities  registration of a class of
     pursuant to Section 12 (b) of the      securities pursuant to
     Exchange Act and is effective          Section 12 (g) of the Exchange
     pursuant to General Instruction        Act and is effective pursuant
     A. (c), please check the following     to General Instruction A. (d),
     box. [_]                               please check the following box. [X]


Securities Act registration statement file number to which this form
relates:     333-55807
          (If applicable)

Securities to be registered pursuant to Section 12 (b) of the Act:

   Title of Each Class                       Name of Each Exchange on Which
   to be so Registered                       Each Class is to be Registered
   -------------------                       ------------------------------

   (none)
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Securities to be registered pursuant to Section 12 (g) of the Act:

                     Units of Limited Partnership Interest
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                                (Title of Class)

                   6.56% Callable Notes due December 15, 2005
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                                (Title of Class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.    Description of Registrant's Securities to be Registered.

     The information required by Item 1 is set forth under the captions "Description of OP Units" and "Description of the Notes" in the Prospectus/Consent Solicitation Statement which forms a part of the Registrant's Registration Statement on Form S-4 (File No. 333-55807) (the "Registration Statement"), which Prospectus/Consent Solicitation Statement was filed by the Registrant pursuant to Rule 424(b) on October 13, 1998, and which descriptions are incorporated herein by this reference and qualified in their entirety by reference to (i) the Registrant's Form of Second Amended and Restated Agreement of Limited Partnership, (ii) the Form of Indenture between Host Marriott, L.P., as Issuer, and Marine Midland Bank, as Trustee and (iii) the Form of 6.56% Callable Note due December 15, 2005, each filed as an exhibit to such Registration Statement.


Item 2.    Exhibits.

  The following documents are being filed as exhibits to this registration statement.

        Exhibit Number                          Description
        --------------                          -----------

              1 Form of Second Amended and Restated Agreement of Limited Partnership of Host Marriott, L.P. (incorporated by reference to exhibit 3.1 of the Registration Statement)

              2 Form of Indenture between Host Marriott, L.P., as Issuer, and Marine Midland Bank, as Trustee (incorporated by reference to exhibit 4.1 of the Registration Statement)

              3                     Form of 6.56% Callable Note due December 15,
                                    2005 (incorporated by reference to exhibit
                                    4.1 of the Registration Statement)
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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                 Host Marriott, L.P.


                                 By:   HMC Real Estate L.L.C.
                                    --------------------------------------------
                                       as general partner of Host Marriott, L.P.


Date: November 20, 1998                By:  /s/ Robert E. Parsons, Jr.
     -------------------------            --------------------------------------
                                          Name: Robert E. Parsons, Jr.
                                          Title: President